                                                                    EXHIBIT 12.1

                        ADVANCED ENERGY INDUSTRIES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  ($THOUSANDS)

                                                                                 1996        1997       1998        1999
EARNINGS:
  Pretax income from continuing operations before adjustment for minority
    interests in consolidated subsidiaries or income or loss from investees     $ 10,183   $ 20,893   $(14,547)   $ 30,876
  Fixed charges                                                                      541        751        539       1,734
                                                                                --------   --------   --------    --------
     Subtotal                                                                     10,724     21,644    (14,008)     32,610
Less:
  Minority interest pretax income of subsidiaries not incurring fixed charges          0          0          0          69
                                                                                --------   --------   --------    --------
    Total earnings                                                              $ 10,724   $ 21,644   $(14,008)   $ 32,541
                                                                                --------   --------   --------    --------

FIXED CHARGES:
  Interest expensed                                                             $    340   $    553   $    340    $  1,430
  Amortization of deferred debt issuance cost                                          0          0          0          81
  Interest within rental expense                                                     201        198        199         223
                                                                                --------   --------   --------    --------
    Total fixed charges                                                         $    541   $    751   $    539    $  1,734
                                                                                --------   --------   --------    --------

RATIO OF EARNINGS TO FIXED CHARGES                                                 19.82      28.82         NA       18.77
                                                                                ========   ========   ========    ========

DEFICIT OF EARNINGS TO FIXED CHARGES                                                 N/A        N/A   $(14,547)        N/A
                                                                                ========   ========   ========    ========


                                                                                   2000    9 MO 2000   9 MO 2001
EARNINGS:
  Pretax income from continuing operations before adjustment for minority
    interests in consolidated subsidiaries or income or loss from investees      $ 92,685   $ 64,724    $(25,653)
  Fixed charges                                                                     8,531      6,739       5,020
                                                                                 --------   --------    --------
     Subtotal                                                                     101,216     71,463     (20,633)
Less:
  Minority interest pretax income of subsidiaries not incurring fixed charges          20        (86)       (148)
                                                                                 --------   --------    --------
    Total earnings                                                               $101,196   $ 71,549    $(20,485)
                                                                                 --------   --------    --------

FIXED CHARGES:
  Interest expensed                                                              $  7,698   $  6,096    $  4,415
  Amortization of deferred debt issuance cost                                         616        481         427
  Interest within rental expense                                                      217        162         178
                                                                                 --------   --------    --------
    Total fixed charges                                                          $  8,531   $  6,739    $  5,020
                                                                                 --------   --------    --------

RATIO OF EARNINGS TO FIXED CHARGES                                                  11.86      10.62          NA
                                                                                 ========   ========    ========

DEFICIT OF EARNINGS TO FIXED CHARGES                                                  N/A        N/A    $(25,505)
                                                                                 ========   ========    ========